                                                                    Exhibit 99.4


                          Key Auto Finance Trust 1997-1
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: February 1, 1997 to December 31, 1997


Statement for Class A and Class B Noteholders and Certificateholders                                 Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                         ------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                  147,655,808.20           492.1860273
          Class A-2 Note  Amount                                                   0.00                      0.0000000
          Class A-3 Note  Amount                                                   0.00                      0.0000000
          Class B  Note  Amount                                                    0.00                      0.0000000
          Certificates  Amount                                                     0.00                      0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                   10,959,290.71            36.5309690
          Class A-2 Note  Amount                                                    3,260,950.00            49.4083333
          Class A-3 Note  Amount                                                    2,317,431.77            50.2250010
          Class B  Note  Amount                                                     1,374,979.20            52.2666667
          Certificates  Amount                                                      1,102,847.90            62.8833333

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)  308,330,191.80

(iv)   Class A-1 Notes Balance (end of Collection Period)                         152,344,191.80
        Class A-1 Pool Factor (end of Collection Period)                          0.5078140
        Class A-2 Notes Balance (end of Collection Period)                         66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                          1.0000000
        Class A-3 Notes Balance (end of Collection Period)                         46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                          1.0000000
        Class B Notes Balance (end of Collection Period)                           26,307,000.00
        Class B Pool Factor (end of Collection Period)                            1.0000000
        Certificates Balance (end of Collection Period)                            17,538,000.00
        Certificates Pool Factor (end of Collection Period)                       1.0000000

(v)  Basic Servicing Fee                                                            3,066,239.30             6.7244154

(vi)   Aggregate Net Losses                                                         9,382,406.76

                          Key Auto Finance Trust 1997-1
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: February 1, 1997 to December 31, 1997


Statement for Class A and Class B Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/Class B
                                                                                                      Certificate Amount
                                                                                                      ------------------

(vii)   Reserve Account Balance after Giving Effect to Payments                     9,250,100.97
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments           9,250,100.97
       Made on Distribution Date
        Draws on Reserve Account                                                        4,397.28
        Deposits to Reserve Account                                                         0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                   0.00              0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                   0.00              0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                   0.00              0.0000000
         Class B Notes Interest Carryover Shortfall                                     0.00              0.0000000
         Certificates Interest Carryover Shortfall                                      0.00              0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                  0.00              0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                  0.00              0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                  0.00              0.0000000
         Class B Notes Principal Carryover Shortfall                                    0.00              0.0000000
         Certificates Principal Carryover Shortfall                                     0.00              0.0000000

(ix)  Additional Principal Distributable Amount                                         0.00

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                 74,901.66
       Seller or purchased by Servicer


(xi)  Delinquent Contracts                                                      Number                    Balance
                                                                               ----------------------------------
           30-59 Days                                                           651                 $7,175,513.70
           60-89 Days                                                           176                 $2,035,476.52
           90 Days or More                                                      235                 $1,798,258.12




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